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                                                                    Exhibit 15.1

November 7, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: The Goldman Sachs Group, Inc.
    Registration Statement on Form S-3

Commissioners:

We are aware that (i) our report dated October 10, 2002 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and Subsidiaries (the "Company") as of August 30, 2002, the related condensed consolidated statements of earnings for the three and nine months ended August 30, 2002 and August 31, 2001, the condensed consolidated statement of changes in shareholders' equity for the nine months ended August 30, 2002, the condensed consolidated statements of cash flows for the nine months ended August 30, 2002 and August 31, 2001, and the condensed consolidated statements of comprehensive income for the three and nine months ended August 30, 2002 and August 31, 2001, included in the Company's Quarterly Report on Form 10-Q for the quarter ended August 30, 2002; (ii) our report dated July 9, 2002 on our review of the condensed consolidated statement of financial condition of the Company as of May 31, 2002, the related condensed consolidated statements of earnings for the three and six months ended May 31, 2002 and May 25, 2001, the condensed consolidated statement of cash flows for the six months ended May 31, 2002 and May 25, 2001, and the condensed consolidated statements of comprehensive income for the three and six months ended May 31, 2002 and May 25, 2001 included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002; (iii) our report dated April 2, 2002 on our review of the condensed consolidated statement of financial condition of the Company as of February 22, 2002 and the related condensed consolidated statements of earnings, cash flows and comprehensive income for the three months ended February 22, 2002 and February 23, 2001 included in the Company's Quarterly Report on Form 10-Q for the quarter ended February 22, 2002, are incorporated by reference into this Registration Statement on Form S-3 filed with the commission on November 8, 2002. Pursuant to Rule 436(c) under the Securities Act of 1933, such reports should not be considered a part of such Registration Statement, and are not reports prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Very truly yours,


/s/ PricewaterhouseCoopers LLP